EXHIBIT 99.4

SAFENET, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

(Amounts in thousands, except per share amounts)

On February 5, 2003, SafeNet acquired 100% of the outstanding common shares of Cylink Corporation (“Cylink”) in accordance with an Agreement and Plan of Reorganization dated as of October 30, 2002.  The aggregate purchase price was $35,102 consisting primarily of 1,684 shares of common stock valued at $31,256, 194 options and warrants assumed with an aggregate value of $1,690, and estimated direct costs of the acquisition of $2,156. The value of the common shares issued was determined based on the average market price of the Company’s common shares over the period including three days before and after the terms of the acquisition were agreed to and announced.

The accompanying Unaudited Pro Forma Combined Condensed Statement of Operations combines the historical consolidated statements of operations of SafeNet and Cylink as if the merger had occurred on January 1, 2002.  The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet combines the historical consolidated balance sheet of SafeNet and the historical consolidated balance sheet of Cylink, giving effect to the merger as if it had occurred on December 31, 2002.

SafeNet will allocate the cost of the acquisition of Cylink to identifiable assets and liabilities based on their estimated relative fair values. SafeNet has not completed its allocation process, and therefore the allocation of the purchase price for Cylink included in the accompanying pro forma combined condensed financial statements is preliminary. SafeNet is obtaining an independent valuation of the intangible assets that it acquired from Cylink. The estimated valuation of these intangible assets for purposes of preparing the accompanying unaudited pro forma combined condensed financial information is based on the valuation procedures performed to date, and SafeNet expects to have the valuation completed during the first half of 2003. The final purchase price allocation is not expected to vary significantly from the preliminary allocation included in the accompanying unaudited pro forma combined condensed financial statements.

The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the transactions and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The unaudited pro forma combined condensed financial statements do not purport to represent what SafeNet’s financial position and results of operations would have actually been had the acquisition occurred on the dates indicated.

SAFENET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

(in thousands, except per share amounts)

	Historical SafeNet	Historical Cylink	Pro Forma Adjustments		Pro Forma Combined

Revenues	$32,235	$27,524	$—		$59,759

Cost of revenues	8,963	11,672	917	(a)(c)	21,552

Gross profit	23,272	15,852	(917)		38,207

Research and development expenses	8,504	10,511	—		19,015
Sales and marketing expenses	7,341	9,876	—		17,217
General and administrative expense	4,108	7,876	—		11,984
Write-off of acquired in process research and development costs	3,375	—	—		3,375
Amortization of intangible assets	1,488	180	4,208	(a)(c)	5,876
Impairment of goodwill	—	6,222	(6,222	)(b)	—
Restructuring charges	—	4,935	—		4,935
Total operating expenses	24,816	39,600	(2,014)		62,402

Operating loss	(1,544)	(23,748)	1,097		(24,195)

Investment income and other expenses, net	669	(75)	—		594

Loss from continuing operations before income taxes	(875)	(23,823)	1,097		(23,601)

Income tax benefit	(90)	(288)	(2,813	)(d)	(3,191)

Loss from continuing operations	$(785)	$(23,535)	$3,910		$(20,410)

Loss from continuing operations per common share
Basic	$(0.10)	$(0.71)			$(2.17)
Diluted	$(0.10)	$(0.71)			$(2.17)

Shares used in computation
Basic	7,730	32,948			9,414
Diluted	7,730	32,948			9,414

See accompanying notes to unaudited pro forma combined condensed financial statements.

SAFENET, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED

BALANCE SHEET

AS OF DECEMBER 31, 2002

(dollars in thousands)

	Historical SafeNet	Historical Cylink	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$3,399	$5,613	$—		$9,012
Short-term investments	28,763	—	—		28,763
Accounts receivable, net	4,534	3,786	(101	)(5)	8,219
Other receivables	—	6,404	—		6,404
Inventories, net	1,008	2,702	(1,076	)(5)	2,634
Prepaid expenses and other current assets	1,002	860	(245	)(5)	1,617
Current assets of discontinued operations	93	—	—		93
Total current assets	38,799	19,365	(1,422)		56,742

Property and equipment, net	1,246	2,551	(1,550	)(6)	2,247
Computer software development costs, net	479	—	—		479
Goodwill	12,826	—	24,101	(1)	36,927
Other intangible assets, net	595	8,519	8,913	(1)	18,027
Other assets	1,374	826	(715	)(4)(5)	1,485
	$55,319	$31,261	$29,327		$115,907

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,830	$955	$—		$2,785
Accrued salaries and commissions	2,162	2,127	—		4,289
Other accrued expenses	1,424	2,912	5,549	(3)(4)(7)(8)	9,885
Litigation settlement accrual	—	6,200	—		6,200
Income taxes payable	—	455	—		455
Deferred income taxes	129	—	2,813	(9)	2,942
Advance payments and deferred revenue	1,019	1,466	(205	)(10)	2,280
Current liabilities of discontinued operations	377	—	—		377
Total current liabilities	6,941	14,115	8,157		29,213

Deferred income taxes	—	—	4,160	(9)	4,160
Other long-term liabilities	—	328	4,498	(8)(11)	4,826

Stockholders’ equity:
Common stock	79	332	(315	)(2)(12)	96
Additional paid-in capital	65,665	158,811	(126,181	)(2)(3)(12)	98,295
Accumulated deficit	(20,225)	(142,317)	139,000	(2)(13)	(23,542)
Accumulated other comprehensive loss	2,859	(8)	8	(2)	2,859
Net stockholders’ equity	48,378	16,818	12,512		77,708
	$55,319	$31,261	$29,327		$115,907

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Amounts in thousands, except per share amounts)

Note 1    The Merger

The merger agreement required SafeNet to issue to the Cylink shareholders 0.05 of a share of SafeNet common stock for each share of Cylink common stock outstanding when the merger closed.  SafeNet did not issue fractional shares in the merger.  As a result, the total number of shares of SafeNet common stock that each Cylink shareholder receives in the merger was rounded down to the nearest whole number, and each Cylink shareholder received a cash payment for the remaining fraction of a share of SafeNet common stock that he or she would otherwise received, if any, based on the market value of SafeNet common stock at the close of business at the date the merger became effective.

SafeNet also assumed certain outstanding vested stock options held by certain Cylink employees and outstanding vested warrants purchasing Cylink common stock.  SafeNet is treating the merger as a purchase under accounting principles generally accepted in the United States. Under the purchase method, the purchase price for accounting purposes is calculated using the fair market value of the SafeNet common stock issued to Cylink shareholders, plus the value of Cylink’s stock options and warrants assumed by SafeNet and direct acquisition related costs.  The purchase price for Cylink is summarized as follows:

Number of shares of Cylink common stock outstanding as of February 5, 2003	33,674.68
Exchange ratio	0.05
Number of shares of SafeNet common stock to be issued	1,683.73
Multiplied by SafeNet’s average stock price for the period three days before through three days after the signing of the merger agreement	$18.56
Fair value of SafeNet’s common stock to be issued	31,256
Fair value of Cylink’s stock options and warrants assumed by SafeNet	1,690
Estimated acquisition related costs	2,156
$35,102

The stock options assumed in conjunction with the merger with Cylink were valued using the Black-Scholes option pricing model, a generally accepted option valuation methodology, with the following assumptions:

Stock price on date of grant	$18.56
Expected price volatility	0.89 - 0.90
Risk free interest rate	1.16-1.21%
Weighted-average exercise price	$11.75 - $12.64
Expected dividend yield	0%
Expected life	0.25 - 0.75 years

The stock price on the date of grant was calculated using the average closing price of SafeNet’s stock for the three days before through the three days after the signing of the merger agreement. The Black-Scholes option-pricing model with the above assumptions calculated a weighted-average value of $8.27 per share. This value was assigned to the 169 stock options assumed by SafeNet to calculate a fair value of $1,398.  The value of the warrants of $292 was calculated using the Black-Scholes option-pricing model with assumptions similar to the common stock options.

The fair values of Cylink’s assets have been estimated for the purpose of allocating the purchase price of the acquisition and preparing the pro forma financial statements. The allocation of purchase price among the assets acquired and liabilities assumed is based on a current estimate of their relative fair values. These estimates could change based on a final valuation of the intangibles that SafeNet acquired. The estimated purchase price of $35,102 has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows:

Current assets at December 31, 2002	$17,943
Property and equipment at December 31, 2002	1,001
Goodwill	24,101
Acquired in-process research and development assets	3,317
Intangible assets subject to amortization (2.7 year weighted average useful life)	17,432
Other assets at December 31, 2002	736
64,530

Current liabilities assumed at December 31, 2002	20,442
Deferred income taxes, less current portion	4,160
Other long-term liabilities assumed at December 31, 2002	4,826
Total liabilities assumed	29,428

Net assets acquired	$35,102

Note 2    Adjustments to Unaudited Pro Forma Combined Condensed Statement of Operations

The adjustments to the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2002 in connection with the merger with Cylink are presented below:

(a)   Adjustment to eliminate amortization expense recorded by Cylink related to amortizable intangible assets of $1,908 for the year ended December 31, 2002, consisting of amortization expense included in cost of revenues of $1,728 and other amortization expense of $180.

(b)   Adjustment to eliminate the charge for the impairment of goodwill that was recorded by Cylink during the year ended December 31, 2002 totaling $6,222.

(c)   Adjustment to record amortization expense related to the estimated fair value of acquired identifiable intangible asset from the purchase price allocation, which are being amortized over an estimated weighted-average useful life of 2.7 years, of $7,033 for the year ended December 31, 2002, consisting of amortization expense included in cost of revenues of $2,645 and other amortization expense of $4,388.  For purposes of calculating pro forma amortization expense,

SafeNet has estimated that the excess of the purchase price over the fair value of tangible net liabilities assumed of $44,850 will be allocated to identifiable intangible assets totaling $17,432, acquired in-process research and development assets of $3,317, and the remaining $24,101 will represent goodwill, which is not amortized under accounting principles generally accepted in the United States.  The identifiable intangible assets consist of developed technology, patents, customer relationships, backlog and non-competition agreements.

(d)   Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 40%.

Note 3    Adjustments to Unaudited Pro Forma Combined Condensed Balance Sheet

The adjustments to the unaudited pro forma combined condensed balance sheet as of December 31, 2002 in connection with the merger with Cylink are presented below:

(1)         Adjustment to record the allocation of the purchase price to goodwill and other intangible assets acquired in the transaction. The estimated purchase price of $35,102 has been assigned to the tangible and intangible assets acquired and liabilities assumed as discussed above.  In addition, an adjustment was recorded to eliminate the net carrying value of intangible assets reported by Cylink totaling $8,519.

(2)                          Adjustment to eliminate the stockholders’ equity of Cylink as of December 31, 2002, consisting of common stock ($332), additional paid in capital ($158,811), accumulated deficit ($142,317), and accumulated other comprehensive loss ($8).

(3)                          Adjustment to record the estimated cost to register the securities issued to Cylink stockholders totaling $300.

(4)                          Adjustment to record an estimate of the acquisition costs to complete the merger.  This adjustment includes SafeNet’s estimated costs totaling $2,156, of which $625 has been accrued and included in other assets in the December 31, 2002 SafeNet balance sheet.

(5)                          Adjustment to record the fair value of certain assets acquired from Cylink, consisting of a reduction in the carrying value of accounts receivable of $101, inventories of $1,076, prepaid expenses and other current assets of $245, and other assets of $90.  In valuing inventory, raw materials were valued at the current replacement cost and finished goods were valued at the estimated selling price less the related cost to sell and a selling margin of approximately 40%, which was based on the margin earned on similar products sold by SafeNet that have been purchased from third parties.  Additionally, the reserve for excess and obsolete inventory was increased by approximately $700 to reflect the expected usage of Cylink’s inventory by SafeNet.

(6)                          Adjustment to record the fair value of property and equipment acquired from Cylink.  The carrying value of the assets was reduced by $1,550 to reflect an adjustment for certain assets that will be abandoned by SafeNet as well as an adjustment of the carrying value of the remaining assets to current fair market value.

(7)                          Adjustment to record the liabilities to be accrued in connection with the purchase business combination, consisting primarily of severance and employee relocation costs covered under purchase and severance agreements, and totaling $3,018 for costs not already accrued as of December 31, 2002.

(8)                          Adjustment to record a liability to reflect the terms of certain operating office leases that are unfavorable relative to current market prices as determined by an independent real estate valuation specialist.  The liability was calculated based on the difference between the contractual lease payments and the current market prices, over the remaining lease terms and discounted using a risk free interest rate adjusted for SafeNet’s credit standing.  The liability consists of a current liability of $692 and a non-current liability of $4,826.

(9)                          Adjustment to record deferred income taxes related to acquired intangible assets, other than goodwill and acquired in process research and development assets, at a combined effective federal and state statutory income tax rate of approximately 40%.

(10)                    Adjustment to recognize the fair value of deferred revenue for maintenance contracts.   The fair value was determined based on the estimated amount that SafeNet would need to pay a third party to assume its obligations under the maintenance contracts.  These estimates were based on the terms of existing arrangements where SafeNet has contracted with a third party to perform these services.

(11)                    Adjustment to write off an accrual for straight-line rent expense recorded by Cylink totaling $328.

(12)                    Adjustment to record the issuance of common stock and the assumption of vested Cylink options and warrants as discussed in Note 1.

(13)                    Included in the adjustment to accumulated deficit is charge to write-off acquired in process research and development assets of $3,317.  This amount was expensed at closing because the technological feasibility of the in process research and development had not been achieved and no alternate future uses have been established.  Research and development costs to bring the acquired products to technological feasibility are not expected to have a material impact on the Company’s future results of operations or cash flows.  This nonrecurring charge resulting directly from the transaction will be included in SafeNet’s net income during the year of acquisition, but has not been presented in the pro forma combined condensed statement of operations.

SafeNet has engaged an independent appraiser to calculate the amount allocated to acquired in process research and development assets.  This independent appraiser used established valuation techniques accepted in the high technology industry, including the income approach, which discounts expected future cash flows to present value.  The approach gives consideration to relevant market sizes and growth factors, expected industry trends, product sales cycles, and the estimated lives of each of the products underlying the technology.  Consideration was also given to the projects stages of completion, the complexity of the work completed to date, the difficulty of completing the remaining development and the projected cost to complete the projects.

The discount rates used in the present value calculations were derived from a weighted average cost of capital, adjusted upward to reflect additional risks inherent in the development life cycle, and resulted in discount rates of approximately 22% based upon income streams of 3 to 4 years.  The Company does not expect to achieve a material amount of development expense reductions, therefore the valuation assumptions did not include significant anticipated cost savings.

Note 4    Items Not Adjusted

The pro forma combined condensed financial statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by SafeNet’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the Cylink purchase price.  These costs, estimated to range between $4,000 and $5,000, have not been reflected in the unaudited pro forma condensed statement of operations because they are not expected to have a continuing impact on the combined results.

Note 5    Pro Forma Net Loss Per Share

The pro forma basic and diluted loss from continuing operations per share is computed by dividing the pro forma loss from continuing operations by the pro forma basic and diluted weighted average number of shares outstanding, assuming SafeNet and Cylink had merged at the beginning of the period presented.  The pro forma diluted loss from continuing operations per share for the year ended December 31, 2002 does not include the common shares to be issued upon the exercise of the Cylink common stock options and warrants assumed in the merger since the impact of these potential common shares would be anti-dilutive.